UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2007

INTERACTIVE TELEVISION NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-50122	98-0372720
(Commission File Number)	(I.R.S. Employer Identification No.)

23241 Ventura Boulevard, Suite 101 Woodland Hills, CA	91364
(Address of Principal Executive Offices)	(Zip Code)

(866) 988-4988

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Sale of ITVN, Inc. Assets.

On July 11, 2007, ITVN, Inc., a Nevada corporation (“ITVN”), entered into an Asset Purchase Agreement, dated as of July 9, 2007 (“Asset Purchase Agreement”), with BroadShift Inc., a corporation existing under the laws of the Province of Ontario, Canada (“BroadShift”). ITVN, Inc. is a wholly-owned subsidiary of Interactive Television Networks, Inc., a Nevada corporation (the “Registrant”). The Registrant conducts substantially all of its operations through ITVN, and substantially all of the operating assets related to the operation of the Registrant’s digital video internet distribution business are owned by ITVN. As described in greater detail below, BroadShift is a Canadian aggregator and distributor of narrowcast Internet protocol television that has filed a preliminary prospectus with the securities regulatory authorities in each of the provinces of Canada other than Québec related to its initial public offering of its common shares.

For the fiscal years ended December 31, 2006 and 2005, ITVN had net losses of $6,125,000 and $3,726,000, respectively. ITVN’s total revenues for the fiscal years ended December 31, 2006 and 2005 were $1,045,000 and $767,000, respectively. On a consolidated basis, the Registrant’s net losses for the fiscal years ended December 31, 2006 and 2005 were $7,277,000 and $6,187,000, respectively.

During the past two years, the Registrant has funded all of the working capital needs of ITVN through loans/advances. As of December 31, 2006, the net amount of these advances to ITVN (net of amounts paid by ITVN on behalf of the Registrant from the advances) was $9,916,000. To date, the Registrant has obtained the proceeds necessary to fund both its own working capital needs and the working capital deficits of ITVN through the sale of its securities. In particular, the Registrant sold secured convertible debentures having an aggregate initial principal amount of $8,350,000. The Registrant’s obligations under the debentures are secured by liens on the assets of the Registrant, and some of the debentures also are secured by a lien on the assets of ITVN.

The Registrant has not made, and currently is unable to make all of the payments required to be made under the outstanding debentures. In the event that the holders of the debentures declare a default on the debentures and foreclose on the collateral, the Registrant and ITVN could lose all of their assets. The Registrant has been unable raise additional capital to pay the amounts due under the outstanding debentures and to fund the operations of ITVN. Therefore, in order to preserve value for the stockholders of the Registrant and to maximize the return for the creditors of the companies, both the Registrant and ITVN have been seeking alternatives strategies, including strategic relationships with third parties and selling ITVN’s assets. The Asset Purchase Agreement between ITVN and BroadShift was the result of the foregoing search by the companies. The Asset Purchase Agreement was approved by the Board of Directors of ITVN and by the Registrant in its capacity as the sole stockholder of ITVN.

Terms of the Asset Purchase Agreement

Under the Asset Purchase Agreement, ITVN agreed to sell and transfer to BroadShift, or a new subsidiary of BroadShift, substantially all of its assets, including ITVN’s remaining inventory of set-top boxes, all of the subscribers for its subscription based network of television programming services, most of its intellectual properties related to its operations (including its trademarks, certain URLs, customer lists and know-how), and all of its video content agreements (certain content agreements were entered into by the Registrant, which agreement are not being transferred to BroadShift). The Registrant is not a party to the Asset Purchase Agreement.

The purchase price under the Asset Purchase Agreement for the assets of ITVN consists of the following: (i) U.S. $5,050,000 payable in cash at the closing, and (ii) a number of the BroadShift’s common shares equal to CDN $6,398,695 (less approximately U.S. $126,000 of ITVN’s accounts payable that BroadShift will assume) divided by the price at which BroadShift’s common shares are initially sold in BroadShift’s initial public offering. Based on the currency exchange rate in effect on July 13, 2007, the BroadShift common shares currently have a value in U.S. dollars equal to approximately $6,099,000.) The price at which BroadShift’s common shares will be sold in the initial public offering has not yet been established.  The portion of the purchase price to be paid in shares of BroadShift common stock is subject to decrease (i) if the number of set-top boxes ITVN has in its inventory and available for sale to BroadShift at the closing is less than 3,100, (ii) if the revenues of ITVN for the 30 days prior to the closing is less than $80,000, and (iii) if ITVN has less than 4,860 committed subscribers on the closing date. Other than the foregoing U.S. $125,629 of accounts payable that BroadShift has agreed to pay, BroadShift will not assume or become responsible for any other debts or liabilities of ITVN that are outstanding as of the date of the closing. Under the Asset Purchase Agreement, BroadShift shall offer employment to ITVN’s Chief Technical Officer and ITVN’s Executive Vice President of Marketing and possibly to some of ITVN’s other employees. In addition, the Chief Executive Officer and President of ITVN have agreed to provide part-time consulting services to BroadShift after the closing of the transaction.

The Asset Purchase Agreement contains customary representations and warranties from ITVN and BroadShift. The closing of the acquisition is subject to certain conditions, including, among others: (i) the completion of an initial public offering by BroadShift in which BroadShift raises no less than CDN $20,000,000, (ii) BroadShift’s common shares are approved for listing on the Toronto Stock Exchange or the TSX Venture Exchange; (iii) no occurrence of a material adverse change has occurred in ITVN’s business or assets; or (iv) the release and discharge of any encumbrances affecting or relating to the purchased assets. BroadShift has filed its preliminary prospectus for its initial public offering with the required Canadian regulatory authorities. ITVN currently expects the initial public offering of BroadShift and the subsequent sale of ITVN’s assets to BroadShift to occur in or about August 2007. No assurance can, however, be given that the closing of the asset sale will occur in August 2007, or at all.

The Asset Purchase Agreement may be terminated under certain circumstances, including by any party after September 30, 2007 if the acquisition has not been completed due to no fault of the terminating party.

Description of BroadShift and the BroadShift Common Shares.

As described above, as part of the purchase price for ITVN’s assets, ITVN will receive common shares of BroadShift having a value of CDN $6,398,695 (approximately equal to U.S. $6,099,000). As of March 31, 2007, a total of 18,996,200 common shares of BroadShift were outstanding.

BroadShift is an aggregator and distributor of narrowcast Internet protocol television ("IPTV") targeted at multicultural and specialty audiences. BroadShift’s IPTV technology enables BroadShift to deliver a virtually unlimited number of channels of live and pre-recorded streaming television programming that is tailored for, and targeted to, specific audiences. Subscribers can watch BroadShift’s programming on their computers or on their televisions using a set-top box supplied by BroadShift. To date, BroadShift has entered into license agreements with television broadcasters providing BroadShift with access to over 130 channels of multicultural and specialty programming. As of June 15, 2007, BroadShift had over 4,300 subscribers, the majority of which were located in the U.S. and Canada, subscribing for eight channel packages, despite only recently commencing any material marketing efforts. BroadShift has assembled ten additional packages which are pending implementation for launch, but which are not yet offered to subscribers. Customers pay a monthly fee directly to BroadShift ranging from $9.99 to $39.99 based on the individual channel package. BroadShift is currently in negotiations with multiple potential channel partners to further enhance its services.

Since commencing operations in April 2006, BroadShift has focused its efforts on acquiring programming, solidifying the technology required to deliver its IPTV service to computers and to televisions, and establishing its corporate infrastructure. The net proceeds of BroadShift’s initial public offering will enable BroadShift to execute its subscriber acquisition and marketing strategies, respectively. BroadShift believes that the acquisition of the ITVN assets will enhance its market position by providing a more robust IPTV delivery infrastructure, a greater library of programming, and a portfolio of distribution agreements with branded channels partners.

The following sets forth selected combined financial information of BroadShift in Canadian dollars.

	Three months ended		Years ended
	March 31, 2007	March 31, 2006	December 31, 2006	December 31, 2005
Statement of Operations Data:
Revenue, Net	$340,798	$0	$439,533	$0
Direct broadcast operating costs	269,834	127,181	724,208	0
Net loss for the period	(753,867)	(216,648)	(1,135,601)	0

	March 31, 2007	December 31, 2006	December 31, 2005
Balance Sheet Data:
Total assets	$3,320,064	$3,979,009	$630,071
Non-current liabilities	0	0	0
Total liabilities	710,031	615,109	629,871
Share capital	3,750,870	3,750,876	200
Shareholders' equity	$2,610,033	$3,363,900	$200

	As of
	March 31, 2007	March 31, 2006
Operating Information:
Subscriptions	4,061	0
Channels signed	84	0

Actions and Operations After the ITVN Transaction.

The assets to be sold by ITVN are currently encumbered by a lien in favor of the holders of the Registrant’s variable rate debentures having a current outstanding principal balance of approximately $1.65 million. Accordingly, in order to obtain the release of the lien on these assets, ITVN will have to repay these debentures at the closing. ITVN currently anticipates that it will use proceeds that it receives at the closing from the sale of its assets to repay the outstanding balance of variable rate debentures and to pay other outstanding liabilities, including a portion of the advances the Registrant has made to ITVN. Excluding amounts ITVN owed to the Registrant, as of March 31, 2007 ITVN had outstanding liabilities of approximately $1,750,000. The exact amount that ITVN will have available to repay the Registrant’s advances is currently unknown. Since most creditors of ITVN will not accept shares of BroadShift stock as payment, it is expected that ITVN will transfer all or substantially all of the BroadShift shares that it receives to the Registrant as partial payment for the advances that ITVN owes to the Registrant. The Registrant will thereafter either monetize the value of the BroadShift common shares by selling those shares in Canada on the Toronto Stock Exchange or the TSX Venture Exchange (ITVN has been informed that the shares of BroadShift stock it receives can freely be resold in Canada four months after the closing of the asset sale transaction), or use some of the BroadShift common shares to repay its debenture holders. The Registrant has commenced negotiations with its debenture holders regarding restructuring the payment terms of the outstanding debentures.

Following the sale of its assets to BroadShift, ITVN will have no operating assets and will cease all operations.

The Registrant’s principal business activities to date have been conducted through ITVN. Since ITVN will no longer operate a proprietary, subscription based network of television programming and video on-demand services, the Registrant will not have any active business following the consummation of the asset sale by ITVN under the Asset Purchase Agreement. Following the sale of ITVN’s assets, the Registrant will, however, continue to be a company registered under the Securities Exchange Act of 1934, as amended. As a "reporting company" whose shares of common stock are quoted on the OTC Bulletin Board, management believes the Registrant may be attractive to a private acquisition target. Depending on the future value of the BroadShift common shares, the Registrant may also have cash or other liquid assets available. Therefore, the Registrant intends to assess various options and strategies to acquire or otherwise reorganize with another business. In analyzing prospective businesses opportunities, management will consider, to the extent applicable, the available technical, financial and managerial resources of any given business venture. The Registrant has not yet conducted any search of prospective business opportunities, and there is no assurance that the Registrant will be able to acquire a business opportunity.

Please also see the Registrant’s press release announcing the signing of the Asset Purchase Agreement attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description
99.1	Interactive Television Network, Inc. Press Release dated July 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE TELEVISION NETWORK, INC.

By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer
Dated: July 17, 2007